UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
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ARBUTUS BIOPHARMA CORPORATION
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Shareholder Meeting:  January 11th, 2018

General Talking Points
•	Roivant understands the HBV mission / challenge and is a believer in the team, HBV pipeline, combination strategy, and LNP platform.
•	This financing provided more cash than would have been readily accessible in a follow-on offering, together with a 4-year lock up.
•	Roivant team and resources can be accessed to improve speed and efficiency of Arbutus efforts – allows Arbutus to focus on curing chronic HBV.
•	New cash and Roivant involvement provides more optionality to accelerate the development of non-HBV assets.
Potential Q&A
1.	% Roivant ownership?
•	Post financing 49.9% (post conversion).
•	Includes a Standstill Agreement (4-year lock up on ALL shares - provides stable shareholder base).
•
Completed initial purchase of 500k convertible preferred shares, mandatorily convertible into 9,808,386 common shares on 16/10/2021 on a fully converted basis. Following conversion of these preferred shares on 16/10/21, ABUS would have 64,860381 common shares outstanding of which Roivant would own 39.8% (assuming no further dilution).

•
Second tranche of 664K convertible preferred shares, mandatorily convertible into 13,025,536 common shares on 16/10/2021 on a fully converted basis. Following conversion of these preferred shares on 16/10/21, ABUS would have 77,885,917 common shares outstanding of which Roivant would own 49.9% (assuming no further dilution).

2.	Strategic opportunities
i.
Leverage Roivant resources, important development capabilities, G&A functions, and other business operations. Goal is to focus ABUS resources on core objectives aligned with the HBV mission and not allow distraction with non-core matters.

ii.	Expand geographic reach, through Roivant's extensive global network.
iii.	Maximize ABUS non-HBV assets, including Arbutus' LNP and GalNAc platforms for the delivery of novel therapeutic modalities, including RNA interference, mRNA, and gene editing technologies.
iv.	Financing opportunities in the future (Roivant not exceeding 49.99%).
•	We intend to fully evaluate and potentially exploit these opportunities.
•	Related Persons Transaction Policy will govern our approach on these matters (identification, review, and approval as well as reporting obligations).

3.	Governance
•	Arbutus will have an independent board.
o	Reduce ABUS board from 8 to 7.
o	Roivant will have 3 nominees for the board, 1 of which must be independent.
•	Independent Committee evaluated the transaction together with Financial Advisor MTS Securities, LLC.

4.	Pricing/terms/discount
•	4-year lock up and mandatory conversion into common shares in 4 years (16/10/2021).
o	Voting restrictions follow this (non-voting until converted into common).
•	Pricing: conversion price at $7.13 per share (a 15% premium to the closing stock price on 29/09/2017, closing price at time of financing).
•	Preferred shares + 8.75% coupon compounded annually, consistent with market.

5.	ABUS function like another 'Vant' company?
•	No, ABUS will retain its own independent board and executive management team, but will take advantage of a strong strategic relationship.